                                                                    EXHIBIT 10.7
[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A DOUBLE ASTERISK (**). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]



                                                        PCC Board Design License
                                                                           Final




                         BOARD-DESIGN LICENSE AGREEMENT

This Agreement is effective as of December 16, 1994 (the "Effective Date"), by and between APPLE COMPUTER, INC., a California corporation having its principal place of business at 20525 Mariani Avenue, Cupertino, California 95014 ("Apple") and POWER COMPUTING CORPORATION, a Delaware corporation having its principal place of business at 1225 Barber Lane, Milpitas, California 95035 ("PCC").

                                    RECITALS

Apple has designed logic boards for its Macintosh computers. Apple and PCC desire PCC to modify these board designs and to license such modified designs to Manufacturing Licensees.

                                   AGREEMENT

1.     DEFINITIONS

1.1 "Apple Board Designs" means logic board designs for Apple's PowerMacintosh and Macintosh computers identified in Exhibit A, in the form delivered to PCC.

1.2 "Apple Deliverables" means the Apple deliverables identified in Exhibit A.

1.3 "Confidential Information" shall mean: (i) for Apple, the Apple Board Designs, the Apple Deliverables, and any pre-release versions of the Mac OS delivered by Apple to PCC pursuant to this Agreement; (ii) for either party, any information relating to that party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how which is designated by the disclosing party as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; and (iii) the terms and conditions of this Agreement; provided, however that "Confidential Information" shall not include information that: (a) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (b) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (c) is independently developed or learned by the





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       receiving party; (d) is lawfully obtained from a third party who has the right to make such disclosure; or (e) is released for publication by the disclosing party in writing.


1.4 "Mac OS" means versions of Apple's Mac OS in object code form, that are generally available during the term of this Agreement and pre-release versions of the Mac OS that Apple delivers to PCC pursuant to this Agreement.

1.5 "Manufacturing Licensees" shall mean parties to which Apple has granted the right to manufacture computers capable of running the Mac OS pursuant to a Certified Computer Manufacturing Agreement.

1.6 "PCC Board Designs" means logic board designs to be developed by PCC pursuant to this Agreement, which have been approved by Apple pursuant to Section 2.5.


2.     OWNERSHIP AND LICENSES

2.1 Apple Ownership. Apple retains all right, title and interest in and to the Apple Board Designs, the Apple Deliverables, and the Mac OS.

2.2 PCC Ownership. Subject to Apple's underlying rights in the Apple Board Designs, PCC will retain ownership of the PCC Board Designs.

2.3    (a)    License to Apple Board Designs and Apple Deliverables. Apple
              hereby grants to PCC a non-exclusive, non-transferable, royalty-bearing license to use the Apple Board Designs and Apple Deliverables to develop the PCC Board Designs, and to license Manufacturing Licensees the right to use such PCC Board
              Designs in the manufacture of logic boards. PCC has no right under this Agreement to manufacture or sell boards or to sell computers incorporating boards based on PCC Board Designs.

       (b) License to Mac OS. Apple further grants to PCC a non-exclusive, non-transferable license to make copies of the Mac OS as reasonably necessary for the development, testing and marketing of the PCC Board Designs, provided, however, that PCC has no right under this Agreement to distribute copies of the Mac OS to other persons, except as expressly authorized by this Agreement.

       (c) Restrictions. PCC agrees that it will not use, manufacture or distribute the PCC Board Designs, except as expressly authorized





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       in this Agreement or other written agreements with Apple.  This license is limited to Apple's rights in the layout of the Apple Board Designs (i.e., the manner in which the various semiconductor devices and other components are connected to each other) and does not include a license to any such semiconductor devices or other components contained on the Apple Board Designs.

2.4 Proprietary Components. Apple will authorize others to sell to PCC components that are required by the Apple Board Designs and are not otherwise available to PCC, for use in developing, testing, and marketing of the PCC Board Designs. PCC will not resell such components and will not use such components for any other purpose.

2.5 Apple Approval. The PCC Board Design designs will be subject to approval by Apple. Such approval must be obtained prior to PCC delivering the associated PCC Board Designs to any other party. Such approval will not be unreasonably withheld.

2.6 Other Licensees. Apple will make available for licensing to PCC the same board designs that Apple makes generally available for licensing to other Apple Board Design licensees and will make available manufacturing test tools and/or diagnostics that Apple makes generally available to such other licensees.


3.     SUPPORT AND FEES

3.1 Apple will provide to PCC reasonable support for the first twelve (12) months of this Agreement up to 160 hours total for each Apple Board Design licensed under this Agreement. Such support will include answering questions PCC may have regarding the Apple Board Designs and the Mac OS. In addition, PCC will be entitled, at no additional charge, to receive support from Apple's Developer Technical Support line during the term of this Agreement.

3.2    For each Apple Board Design that is licensed to PCC pursuant to this
       Agreement, PCC will pay to Apple a one time fee in the amount of   **
       within thirty (30) days after Apple delivers the Apple Deliverables associated with such Apple Board Design to PCC.

INDEMNITY

PCC shall, at PCC's expense, indemnify, hold harmless and, at Apple's request, defend Apple, and Apple's subsidiaries, affiliates, directors, officers,





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       employees, agents and independent contractors, from and against any and all loss, cost, liability or expense (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with PCC's license of PCC Board Designs to Manufacturing Licensees. The foregoing states the parties' total obligation with respect to indemnity in connection with or arising out of this Agreement.

5.     CONFIDENTIALITY

Each party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that each such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party.

6.     TERM OF AGREEMENT

This Agreement will come into force on the Effective Date and will remain in effect for a period of five (5) years unless earlier terminated by either party pursuant to Section 7.

7.     TERMINATION

7.1 Termination For Default. Either party may suspend its performance and/or terminate this Agreement immediately upon written notice at any time if:

       (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement other than those contained in Section 5 and fails to cure that breach within thirty (30) days after written notice of that breach and of the first party's intention to suspend its performance or terminate;

       (b) The other party is in material breach of any warranty, term, condition or covenant of Section 5; or

       (c) The other party: (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) makes an assignment for the benefit of creditors.

7.2    Effect of Termination.





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       (a)    Immediately upon termination of this Agreement due to PCC's breach, PCC shall return all Apple Board Designs and Apple Deliverables to Apple and certify in writing that it has done so and will no longer have any right to develop or license PCC Board Designs to any other party.

       (b) Notwithstanding any termination of this Agreement, the obligations of the parties under Sections 1, 2.1, 2.2, 3.2, 4, 5, 7.2, 8 and 9 shall remain in effect.

8.     LIMITATION OF LIABILITY

8.1 CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL APPLE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO PCC'S BUSINESS REPUTATION HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT APPLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

8.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL APPLE'S LIABILITY TO PCC, IN THE AGGREGATE, UNDER THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY PCC TO APPLE UNDER THIS AGREEMENT.

9.     GENERAL

9.1 Relationship of Parties. PCC, Apple and the Manufacturing Licensees are all independent parties. No party is an agent, partner, representative or joint venturer for or with Apple, nor does any party have any authority to bind any other party by contract or otherwise to any obligation. They will not represent to the contrary, explicity or implicitly.

9.2 Assignment. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that, as Apple has licensed these rights only to PCC may not assign or delegate its obligations under this Agreement either in whole or in part, without the prior written consent of Apple. Any attempted assignment in violation of the provisions of this Section 9.2 will be void.





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9.3    Equitable Relief. Because PCC will have access to and become acquainted with Confidential Information of Apple, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, both parties agree that, in addition to any other remedy available to Apple at law or in equity, the confidentiality provisions of this Agreement shall be enforceable under the provisions of the California Uniform Trade Secrets Act, California Civil Code Section 3426, as amended.

9.4 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. Both parties will comply with applicable export laws and regulations and will cooperate in executing necessary documentation to comply with such laws and regulations. The parties specifically exclude applicability of the Convention Relating to Uniform Law on the International Sale of Goods.

9.5 Jurisdiction and Venue. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, the Superior Court of the State of California for the County of Santa Clara, the Santa Clara Municipal Court, and any mutually agreed to alternative dispute resolution proceeding taking place in Santa Clara County, California, in any litigation arising out of the Agreement.

9.6 Trademark Usage. PCC shall not, without Apple's prior written consent, use any Apple trademarks, service marks, trade names, logos or other commercial or product designations, for any purpose, including, but not limited to, use in connection with any PCC products, promotions, advertisements or exhibitions.





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9.7    Complete Agreement.  This Agreement, including all Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties.


IN WITNESS WHEREOF, the parties have caused this Macintosh Board-Design License Agreement to be executed by their duly authorized representatives in Cupertino, California, on the final date set forth below.

APPLE:                                     PCC:
APPLE COMPUTER, INC.

BY:           /s/                          BY:                  /s/
       ----------------------------               ------------------------------

NAME:  Don Strickland                      NAME:  Stephen S. Kahng
       ----------------------------               ------------------------------

TITLE: Vice President, Licensing           TITLE: President & CEO
       ----------------------------               ------------------------------





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                                                        PCC Board Design License
                                                                           Final

                                   EXHIBIT A

                              APPLE BOARD DESIGNS

   **


                               APPLE DELIVERABLES

   **






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